                                                                 FINANCIAL STATEMENTS
                                                                               PAGE 1

                          BLACKHAWK COAL COMPANY
                               BALANCE SHEET
                            September 30, 1995
                                (unaudited)
                                                            Pro Forma
                                                Per Books  Adjustments   Pro Forma
                                                ---------  -----------   ---------
                                                          (in thousands)
ASSETS

Property and Investments. . . . . . . . . . . .   $ 76,427    $12,430      $ 88,857

Current Assets:
  Cash and Cash Equivalents . . . . . . . . . .         72      5,700         5,772
  Accounts Receivable:
    General . . . . . . . . . . . . . . . . . .     13,696     (9,085)        4,611
    Affiliated Companies. . . . . . . . . . . .        506                      506
  Accrued Tax Benefits. . . . . . . . . . . . .        417       (417)         -
  Other . . . . . . . . . . . . . . . . . . . .         53                       53
          Total Current Assets. . . . . . . . .     14,744     (3,802)       10,942

Regulatory Assets . . . . . . . . . . . . . . .     12,757                   12,757

            Total . . . . . . . . . . . . . . .   $103,928    $ 8,628      $112,556

The Pro Forma Adjustments are shown on Page 3 of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                            PAGE 2

                          BLACKHAWK COAL COMPANY
                               BALANCE SHEET
                            September 30, 1995
                                (unaudited)
                                                            Pro Forma
                                                Per Books  Adjustments   Pro Forma
                                                ---------  -----------   ---------
                                                         (in thousands)
CAPITALIZATION AND LIABILITIES

Shareowner's Equity:
  Common Stock. . . . . . . . . . . . . . . . .   $ 39,521                 $ 39,521
  Paid-in Capital . . . . . . . . . . . . . . .      1,303                    1,303
  Retained Earnings . . . . . . . . . . . . . .      9,825     $5,879        15,704
          Total Shareholder's Equity. . . . . .     50,649      5,879        56,528

Long-term Debt - Notes Payable
  to Parent Company . . . . . . . . . . . . . .     34,000                   34,000

Other Noncurrent Liabilities. . . . . . . . . .        276                      276

Current Liabilities:
  Accounts Payable - Affiliated Companies . . .         12                       12
  Taxes Accrued . . . . . . . . . . . . . . . .       -         2,749         2,749
          Total Current Liabilities . . . . . .         12      2,749         2,761

Deferred Income Taxes . . . . . . . . . . . . .     16,428                   16,428

Deferred Credits. . . . . . . . . . . . . . . .      2,563                    2,563

            Total . . . . . . . . . . . . . . .   $103,928     $8,628      $112,556

The Pro Forma Adjustments are shown on Page 3 of these Financial Statements.
/TABLE

                                                              FINANCIAL STATEMENTS
                                                                            PAGE 3

                          BLACKHAWK COAL COMPANY
                               BALANCE SHEET
                            September 30, 1995
                           PRO FORMA ADJUSTMENTS
                                                              Debit       Credit
                                                                (in thousands)
1) Property and Investments - Notes Receivable . . . . . . .   $21,594
   Cash and Cash Equivalents . . . . . . . . . . . . . . . .     5,700
   Notes Receivable - Current. . . . . . . . . . . . . . . .     4,433
     Property and Investments - Coal Equipment,
       Land and Rights . . . . . . . . . . . . . . . . . . .               $ 9,164
     Accounts Receivable . . . . . . . . . . . . . . . . . .                13,518
     Accrued Tax Benefits/Taxes Accrued. . . . . . . . . . .                 3,166
     Retained Earnings . . . . . . . . . . . . . . . . . . .                 5,879

   To record the sale of certain western coal mining equipment, property and interest.

                                                              FINANCIAL STATEMENTS
                                                                           PAGE 3A

                          BLACKHAWK COAL COMPANY
                            STATEMENT OF INCOME
                  Twelve Months Ended September 30, 1995
                           PRO FORMA ADJUSTMENTS
                                                                       Increase
                                                                      (Decrease)
                                                                    (in thousands)
Gain on Sale of Property                                                $9,045

Federal Income Taxes @ 35%                                               3,166

To reflect the pro forma changes in nonoperating income and the related tax effect associated with the proposed transactions.

                                                              FINANCIAL STATEMENTS
                                                                            PAGE 4

                          BLACKHAWK COAL COMPANY
                            STATEMENT OF INCOME
                  Twelve Months Ended September 30, 1995
                                (unaudited)
                                                            Pro Forma
                                                Per Books  Adjustments  Pro Forma
                                                ---------  -----------  ---------
                                                          (in thousands)
Nonoperating Income . . . . . . . . . . . . . .    $1,456      $9,045      $10,501

Federal Income Taxes. . . . . . . . . . . . . .     1,578       3,166        4,744

Net Income (Loss) . . . . . . . . . . . . . . .    $ (122)     $5,879      $ 5,757

The Pro Forma Adjustments are shown on Page 3A of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                            PAGE 5

                          BLACKHAWK COAL COMPANY
                      STATEMENT OF RETAINED EARNINGS
                  TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                                (unaudited)


                                                                      (in thousands)
Balance at Beginning of Period. . . . . . . .                             $9,947

Net Income (Loss) . . . . . . . . . . . . . .                               (122)

Balance at End of Period. . . . . . . . . . .                             $9,825

                                                              FINANCIAL STATEMENTS
                                                                            PAGE 6
              INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 30, 1995
                                (UNAUDITED)
                                                                 Pro Forma
                                                     Per Books  Adjustments   Pro Forma
                                                               (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production . . . . . . . . . . . . . . . . . . . . $2,514,884              $2,514,884
  Transmission . . . . . . . . . . . . . . . . . . .    864,133                 864,133
  Distribution . . . . . . . . . . . . . . . . . . .    658,437                 658,437
  General (including nuclear fuel) . . . . . . . . .    185,396                 185,396
  Construction Work in Progress. . . . . . . . . . .     80,718                  80,718
      Total Electric Utility Plant . . . . . . . . .  4,303,568               4,303,568
  Accumulated Depreciation and Amortization. . . . .  1,738,733               1,738,733

      NET ELECTRIC UTILITY PLANT . . . . . . . . . .  2,564,835               2,564,835

NUCLEAR DECOMMISSIONING AND SPENT NUCLEAR FUEL
  DISPOSAL TRUST FUNDS . . . . . . . . . . . . . . .    407,111                 407,111

OTHER PROPERTY AND INVESTMENTS . . . . . . . . . . .    140,063    $12,430      152,493

CURRENT ASSETS:
  Cash and Cash Equivalents. . . . . . . . . . . . .      6,210      5,700       11,910
  Accounts Receivable (net). . . . . . . . . . . . .    126,015     (9,085)     116,930
  Fuel . . . . . . . . . . . . . . . . . . . . . . .     27,859                  27,859
  Materials and Supplies . . . . . . . . . . . . . .     63,786                  63,786
  Accrued Utility Revenues . . . . . . . . . . . . .     35,159                  35,159
  Prepayments. . . . . . . . . . . . . . . . . . . .     11,948                  11,948

      TOTAL CURRENT ASSETS . . . . . . . . . . . . .    270,977     (3,385)     267,592

REGULATORY ASSETS. . . . . . . . . . . . . . . . . .    467,124                 467,124

DEFERRED CHARGES . . . . . . . . . . . . . . . . . .     25,766                  25,766

               TOTAL . . . . . . . . . . . . . . . . $3,875,876    $ 9,045   $3,884,921

The Pro Forma Adjustments are shown on Page 8 of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                            PAGE 7
              INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 30, 1995
                                (UNAUDITED)
                                                                 Pro Forma
                                                     Per Books  Adjustments   Pro Forma
                                                               (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock . . . . . . . . . . . . . . . . . . . $   56,584               $   56,584
  Paid-in Capital. . . . . . . . . . . . . . . . . .    731,044                  731,044
  Retained Earnings. . . . . . . . . . . . . . . . .    234,248   $5,879         240,127
      Total Common Shareholder's Equity. . . . . . .  1,021,876    5,879       1,027,755
  Cumulative Preferred Stock:
    Not Subject to Mandatory Redemption. . . . . . .     52,000                   52,000
    Subject to Mandatory Redemption. . . . . . . . .    135,000                  135,000
  Long-term Debt . . . . . . . . . . . . . . . . . .  1,037,790                1,037,790

      TOTAL CAPITALIZATION . . . . . . . . . . . . .  2,246,666    5,879       2,252,545

OTHER NONCURRENT LIABILITIES:
  Nuclear Decommissioning. . . . . . . . . . . . . .    255,949                  255,949
  Other. . . . . . . . . . . . . . . . . . . . . . .    171,799                  171,799
      TOTAL OTHER NONCURRENT LIABILITIES . . . . . .    427,748                  427,748

CURRENT LIABILITIES:
  Long-term Debt Due Within One Year . . . . . . . .     40,000                   40,000
  Short-term Debt. . . . . . . . . . . . . . . . . .     22,400                   22,400
  Accounts Payable . . . . . . . . . . . . . . . . .     51,580                   51,580
  Taxes Accrued. . . . . . . . . . . . . . . . . . .     46,889    3,166          50,055
  Interest Accrued . . . . . . . . . . . . . . . . .     21,787                   21,787
  Rent Accrued - Rockport Plant Unit 2 . . . . . . .     23,427                   23,427
  Obligations Under Capital Leases . . . . . . . . .     31,623                   31,623
  Other. . . . . . . . . . . . . . . . . . . . . . .     73,678                   73,678

      TOTAL CURRENT LIABILITIES. . . . . . . . . . .    311,384    3,166         314,550

DEFERRED INCOME TAXES. . . . . . . . . . . . . . . .    621,613                  621,613

DEFERRED INVESTMENT TAX CREDITS. . . . . . . . . . .    158,217                  158,217

DEFERRED GAIN ON SALE AND LEASEBACK -
  ROCKPORT PLANT UNIT 2. . . . . . . . . . . . . . .    100,759                  100,759

DEFERRED CREDITS . . . . . . . . . . . . . . . . . .      9,489                    9,489

               TOTAL . . . . . . . . . . . . . . . . $3,875,876   $9,045      $3,884,921

The Pro Forma Adjustments are shown on Page 8 of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                            PAGE 8
              INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 30, 1995
                           PRO FORMA ADJUSTMENTS
                                                                        Debit     Credit
                                                                         (in thousands)
 1) Other Property and Investments - Notes Receivable . . . . . . . . $21,594
    Cash and Cash Equivalents . . . . . . . . . . . . . . . . . . . .   5,700
    Notes Receivable - Current. . . . . . . . . . . . . . . . . . . .   4,433
      Other Property and Investments - Coal Equipment,
        Land and Rights . . . . . . . . . . . . . . . . . . . . . . .            $ 9,164
      Accounts Receivable . . . . . . . . . . . . . . . . . . . . . .             13,518
      Taxes Accrued . . . . . . . . . . . . . . . . . . . . . . . . .              3,166
      Retained Earnings . . . . . . . . . . . . . . . . . . . . . . .              5,879

    To record the sale of certain western coal mining equipment, property and interest by Blackhawk
    Coal Company.

                                                              FINANCIAL STATEMENTS
                                                                           PAGE 8A
              INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF INCOME
                  TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                           PRO FORMA ADJUSTMENTS
                                                                          Increase
                                                                         (Decrease)
                                                                       (in thousands)
Gain on Sale of Property                                            =      $9,045

Federal Income Taxes @ 35%                                          =       3,166


To reflect the pro forma changes in nonoperating income associated with the proposed transaction and the related federal income tax effect.

                                                              FINANCIAL STATEMENTS
                                                                            PAGE 9
              INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF INCOME
                  TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                                (UNAUDITED)
                                                         Pro Forma
                                               Per Books     Adjustments     Pro Forma
                                                           (in thousands)
OPERATING REVENUES . . . . . . . . . . . . .   $1,256,066                    $1,256,066

OPERATING EXPENSES:
  Fuel . . . . . . . . . . . . . . . . . . .      223,789                       223,789
  Purchased Power. . . . . . . . . . . . . .      114,204                       114,204
  Other Operation. . . . . . . . . . . . . .      303,944                       303,944
  Maintenance. . . . . . . . . . . . . . . .      128,830                       128,830
  Depreciation and Amortization. . . . . . .      138,076                       138,076
  Amortization of Rockport Plant Unit 1
    Phase-in Plan Deferrals. . . . . . . . .       15,644                        15,644
  Taxes Other Than Federal Income Taxes. . .       70,405                        70,405
  Federal Income Taxes . . . . . . . . . . .       46,143                        46,143

         TOTAL OPERATING EXPENSES. . . . . .    1,041,035                     1,041,035

OPERATING INCOME . . . . . . . . . . . . . .      215,031                       215,031

NONOPERATING INCOME. . . . . . . . . . . . .        3,738      $5,879             9,617

INCOME BEFORE INTEREST CHARGES . . . . . . .      218,769       5,879           224,648

INTEREST CHARGES . . . . . . . . . . . . . .       71,688                        71,688

NET INCOME . . . . . . . . . . . . . . . . .      147,081       5,879           152,960

PREFERRED STOCK DIVIDEND REQUIREMENTS. . . .       11,741                        11,741

EARNINGS APPLICABLE TO COMMON STOCK. . . . .   $  135,340      $5,879        $  141,219

The Pro Forma Adjustments are shown on Page 8A of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                           PAGE 10
              INDIANA MICHIGAN POWER COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                  TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                                (UNAUDITED)
                                                           (in thousands)
BALANCE AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . .   $208,749

NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    147,081

DEDUCTIONS:
  Cash Dividends Declared:
    Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .    109,791
    Cumulative Preferred Stock . . . . . . . . . . . . . . . . . . . .     11,560
  Capital Stock Expense. . . . . . . . . . . . . . . . . . . . . . . .        231

BALANCE AT END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . .   $234,248

                                                              FINANCIAL STATEMENTS
                                                                           PAGE 11
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                        CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 30, 1995
                                (UNAUDITED)
                                                                  Pro Forma
                                                      Per Books  Adjustments  Pro Forma
                                                                (in thousands)
ASSETS

ELECTRIC UTILITY PLANT:
  Production . . . . . . . . . . . . . . . . . . . . $ 9,231,228            $ 9,231,228
  Transmission . . . . . . . . . . . . . . . . . . .   3,299,451              3,299,451
  Distribution . . . . . . . . . . . . . . . . . . .   4,109,423              4,109,423
  General (including mining assets and nuclear fuel)   1,468,520              1,468,520
  Construction Work in Progress. . . . . . . . . . .     313,846                313,846
      Total Electric Utility Plant . . . . . . . . .  18,422,468             18,422,468
  Accumulated Depreciation and Amortization. . . . .   7,055,191              7,055,191

      NET ELECTRIC UTILITY PLANT . . . . . . . . . .  11,367,277             11,367,277

OTHER PROPERTY AND INVESTMENTS . . . . . . . . . . .     788,874  $12,430       801,304

CURRENT ASSETS:
  Cash and Cash Equivalents. . . . . . . . . . . . .      93,721    5,700        99,421
  Accounts Receivable. . . . . . . . . . . . . . . .     504,576   (9,085)      495,491
  Allowance for Uncollectible Accounts . . . . . . .      (6,545)                (6,545)
  Fuel . . . . . . . . . . . . . . . . . . . . . . .     265,961                265,961
  Materials and Supplies . . . . . . . . . . . . . .     223,996                223,996
  Accrued Utility Revenues . . . . . . . . . . . . .     139,122                139,122
  Prepayments and Other. . . . . . . . . . . . . . .     118,619                118,619

      TOTAL CURRENT ASSETS . . . . . . . . . . . . .   1,339,450   (3,385)    1,336,065

REGULATORY ASSETS  . . . . . . . . . . . . . . . . .   1,992,692              1,992,692

DEFERRED CHARGES . . . . . . . . . . . . . . . . . .     211,417                211,417

               TOTAL . . . . . . . . . . . . . . . . $15,699,710  $ 9,045   $15,708,755

The Pro Forma Adjustments are shown on Page 13 of these Financial Statements.

                                                              FINANCIAL STATEMENTS
                                                                           PAGE 12
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                        CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 30, 1995
                                (UNAUDITED)
                                                                  Pro Forma
                                                      Per Books  Adjustments  Pro Forma
                                                               (in thousands)
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common Stock . . . . . . . . . . . . . . . . . . . $ 1,269,352              $ 1,269,352
  Paid-in Capital. . . . . . . . . . . . . . . . . .   1,653,238                1,653,238
  Retained Earnings. . . . . . . . . . . . . . . . .   1,390,007    $5,879      1,395,886
      Total Common Shareholders' Equity. . . . . . .   4,312,597     5,879      4,318,476
  Cumulative Preferred Stocks of Subsidiaries:
    Not Subject to Mandatory Redemption. . . . . . .     233,240                  233,240
    Subject to Mandatory Redemption. . . . . . . . .     515,300                  515,300
  Long-term Debt . . . . . . . . . . . . . . . . . .   4,845,908                4,845,908

      TOTAL CAPITALIZATION . . . . . . . . . . . . .   9,907,045     5,879      9,912,924

OTHER NONCURRENT LIABILITIES . . . . . . . . . . . .     806,667                  806,667

CURRENT LIABILITIES:
  Preferred Stock Due Within One Year. . . . . . . .      75,085                   75,085
  Long-term Debt Due Within One Year . . . . . . . .     200,736                  200,736
  Short-term Debt. . . . . . . . . . . . . . . . . .     212,550                  212,550
  Accounts Payable . . . . . . . . . . . . . . . . .     200,331                  200,331
  Taxes Accrued. . . . . . . . . . . . . . . . . . .     255,300     3,166        258,466
  Interest Accrued . . . . . . . . . . . . . . . . .     124,972                  124,972
  Obligations Under Capital Leases . . . . . . . . .      90,063                   90,063
  Other. . . . . . . . . . . . . . . . . . . . . . .     371,922                  371,922

      TOTAL CURRENT LIABILITIES. . . . . . . . . . .   1,530,959     3,166      1,534,125

DEFERRED INCOME TAXES. . . . . . . . . . . . . . . .   2,639,962                2,639,962

DEFERRED INVESTMENT TAX CREDITS. . . . . . . . . . .     438,044                  438,044

DEFERRED GAIN ON SALE AND LEASEBACK -
  ROCKPORT PLANT UNIT 2. . . . . . . . . . . . . . .     252,195                  252,195

DEFERRED CREDITS . . . . . . . . . . . . . . . . . .     124,838                  124,838

               TOTAL . . . . . . . . . . . . . . . . $15,699,710   $9,045     $15,708,755

The Pro Forma Adjustments are shown on Page 13 of these Financial Statements.

                                                                    FINANCIAL STATEMENTS
                                                                                 PAGE 13
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                        CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 3O, 1995
                           PRO FORMA ADJUSTMENTS
                                                                        Debit     Credit
                                                                         (in thousands)
 1) Other Property and Investments - Notes Receivable . . . . . . . .  $21,594
    Cash and Cash Equivalents . . . . . . . . . . . . . . . . . . . .    5,700
    Notes Receivable - Current. . . . . . . . . . . . . . . . . . . .    4,433
      Other Property and Investments - Coal Equipment,
        Land and Rights . . . . . . . . . . . . . . . . . . . . . . .            $ 9,164
      Accounts Receivable . . . . . . . . . . . . . . . . . . . . . .             13,518
      Taxes Accrued . . . . . . . . . . . . . . . . . . . . . . . . .              3,166
      Retained Earnings . . . . . . . . . . . . . . . . . . . . . . .              5,879


    To record the sale of certain western coal mining equipment, property and interest by Blackhawk Coal Company.

                                                              FINANCIAL STATEMENTS
                                                                          PAGE 13A
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                     CONSOLIDATED STATEMENT OF INCOME
                  TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                           PRO FORMA ADJUSTMENTS
                                                                          Increase
                                                                         (Decrease)
                                                                       (in thousands)
Gain on sale of Property                                            =      $9,045

Federal Income Taxes @ 35%                                          =       3,166

To reflect the pro forma changes in nonoperating income associated with the proposed transaction and the related federal income tax effect.

                                                                  FINANCIAL STATEMENTS
                                                                               PAGE 14
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                     CONSOLIDATED STATEMENT OF INCOME
                  TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                                (UNAUDITED)
                                                         Pro Forma
                                               Per Books     Adjustments     Pro Forma
                                                           (in thousands)
OPERATING REVENUES . . . . . . . . . . . . .   $5,527,546                    $5,527,546

OPERATING EXPENSES:
  Fuel and Purchased Power . . . . . . . . .    1,611,266                     1,611,266
  Other Operation. . . . . . . . . . . . . .    1,134,909                     1,134,909
  Maintenance. . . . . . . . . . . . . . . .      528,225                       528,225
  Depreciation and Amortization. . . . . . .      590,075                       590,075
  Taxes Other Than Federal Income Taxes. . .      494,259                       494,259
  Federal Income Taxes . . . . . . . . . . .      228,959                       228,959

         TOTAL OPERATING EXPENSES. . . . . .    4,587,693                     4,587,693

OPERATING INCOME . . . . . . . . . . . . . .      939,853                       939,853

NONOPERATING INCOME. . . . . . . . . . . . .       17,113       $5,879           22,992

INCOME BEFORE INTEREST CHARGES AND
  PREFERRED DIVIDENDS. . . . . . . . . . . .      956,966        5,879          962,845

INTEREST CHARGES . . . . . . . . . . . . . .      398,576                       398,576

PREFERRED STOCK DIVIDEND REQUIREMENTS
  OF SUBSIDIARIES. . . . . . . . . . . . . .       56,468                        56,468

NET INCOME . . . . . . . . . . . . . . . . .   $  501,922       $5,879       $  507,801

AVERAGE NUMBER OF SHARES OUTSTANDING . . . .      185,496                       185,496

EARNINGS PER SHARE . . . . . . . . . . . . .        $2.71                         $2.74

CASH DIVIDENDS PAID PER SHARE. . . . . . . .        $2.40                         $2.40

The Pro Forma Adjustments are shown on Page 13A of these Financial Statements.

                                                                  FINANCIAL STATEMENTS
                                                                               PAGE 15
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                         AND SUBSIDIARY COMPANIES
                CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                  TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                                (UNAUDITED)
                                                                      (in thousands)
BALANCE AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . .  $1,333,193

NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     501,922

DEDUCTIONS:
  Cash Dividends Declared. . . . . . . . . . . . . . . . . . . . . . .     444,991
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         117

BALANCE AT END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . .  $1,390,007